SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported): February 18, 2004

OneSource Information Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25849	04-3204522

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Baker Avenue Concord, MA		01742

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 318-4300

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

     On February 18, 2004, OneSource Information Services, Inc. announced that it had entered into a merger agreement with affiliates of ValueAct Capital. Under the agreement, each share of common stock of OneSource outstanding at the time of the merger (other than shares held by ValueAct Capital and its affiliates), will be converted into the right to receive $8.40 per share in cash. ValueAct Capital and its affiliates currently hold approximately a 32% ownership interest in OneSource, according to its most recent filing with the Securities and Exchange Commission (SEC). In connection with completion of the transaction, an affiliate of ValueAct Capital will be merged with and into OneSource with OneSource becoming an indirect, wholly-owned subsidiary of ValueAct Capital and its affiliates.

     On February 18, 2004, OneSource issued a press release announcing the transaction. A copy of this press release is being filed as Exhibit 99.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)    Exhibits.

Exhibit No.	Description

99.1	Press release of OneSource Information Services, Inc. dated February 18, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

ONESOURCE INFORMATION SERVICES, INC.

Date: February 18, 2004	By:	/s/ Martin Kahn Martin Kahn Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of OneSource Information Services, Inc. dated February 18, 2004